Calculation of Filing Fee Tables
S-8
Medicus Pharma Ltd.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common shares, no par value	Other	7,500,000	$ 2.3958	$ 17,968,500.00	0.0001381	$ 2,481.45
Total Offering Amounts:						$ 17,968,500.00		$ 2,481.45
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 2,481.45
Offering Note
[1]	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the registration statement on Form S-8 to which this exhibit relates shall also cover any additional shares of the common shares, no par value, of Medicus Pharma Ltd. (the "Company", and such shares, "Company Common Shares") that become issuable by reason of any share dividend, share split, recapitalization or other similar transaction that results in an increase in the number of outstanding shares of Company Common Shares. Pursuant to Rule 457(c) and 457(h) under the Securities Act, the proposed maximum offering price per Company Common Share is estimated solely for the purpose of calculating the registration fee and is based on the average of the high and low prices per Company Common Share of the Registrant as reported by The Nasdaq Stock Market on November 10, 2025, which date is within five business days prior to filing this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A